Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-38865, 333-66029, 333-103245, 333-114066, 333-123675, 333-123676, 333-132054, 333-152989, 333-176620, 333-186613, 333-206395, 333-209414, 333-213319, and 333-227226  on Form S-8 of our reports dated May 21, 2020, relating to the financial statements of ABIOMED, Inc. and the effectiveness of ABIOMED, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10- for the year ended March 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 21, 2020